NEWS www.twitter.com/ford www.facebook.com/ford www.instagram.com/ford www.medium.com/@ford Ford’s Strong Q3 Driven by Higher Demand, Operating Execution, With Game-Changing Vehicle Launches Starting in Fourth Quarter • Reports $2.4 billion in net income and 6.4% net income margin, on revenue of $37.5 billion • Achieves adjusted EBIT of $3.6 billion and adjusted EBIT margin of 9.7%, led by North America at 12.5% • Generates $11.1 billion in company operating cash flow – $6.3 billion of adjusted FCF – ending Q3 with nearly $30 billion in cash and more than $45 billion in liquidity • Readies for fourth-quarter launches of three anticipated, all-new vehicles: 2021 F-150, all- electric Mustang Mach-E, and Bronco Sport – first of new Bronco family of products • Expects full-year 2020 adjusted EBIT of $600 million to $1.1 billion, including fourth-quarter adjusted EBIT between break-even and a $500 million loss DEARBORN, Mich., Oct. 28, 2020 – Ford produced solid financial results in the third quarter of 2020 through a combination of great operating execution; focusing on its strengths in high- demand, profitable vehicles; and a reversal of business effects from the coronavirus pandemic. “We know that there’s huge value to be unlocked as we turn around our automotive operations,” said Jim Farley, Ford’s president and CEO. “There will be additional opportunity when we start growing again, which we will do with products and services customers can’t resist.” Company Key Metrics Summary 1

According to Farley, the robust third-quarter performance reflected Ford’s better execution and benefits from the company’s decision two years ago to reallocate capital to franchise strengths – pickup trucks, SUVs, commercial vehicles and iconic passenger vehicles – and phase out unprofitable sedans. The company made the most of stronger than expected vehicle demand and had higher net pricing, with inventories limited following the virus-related, first-half factory shutdowns. Those factors – together with Ford Credit’s strongest performance in 15 years – led to total- company adjusted EBIT (earnings before interest and taxes) margin of 9.7%. That was nearly five points higher than a year ago and above the 8% target Ford intends to achieve and sustain over time. Automotive EBIT margin was 7.6% – 12.5% in North America – amid favorable third- quarter net pricing. “We haven’t suddenly fixed the issues in our automotive business, but we have a clear turnaround plan to get that done,” said Farley. “That work is underway and we’re making progress.” The plan, which Farley outlined on Oct. 1, his first day as president and CEO, includes: • Competing like a challenger – earning business from customers by innovating and introducing great products and services, among them vehicles that are both profitable and more affordable • Raising quality, reducing costs and improving underperforming businesses, and • Allocating capital, talent and other resources to customer satisfaction and growth in things Ford does very well today and new businesses like electric and self-driving vehicles. Ford generated $6.3 billion in adjusted free cash flow during the third quarter, helped, as expected, by a $4 billion rebuild of supplier payables as vehicle production reached pre- pandemic levels. The company ended the period with cash of nearly $30 billion and total liquidity of more than $45 billion after fully repaying $15 billion in revolving credit drawn down in Q1 to maintain financial flexibility in the early days of the pandemic. “Challenges from the coronavirus were real and some risks still linger,” said John Lawler, Ford’s CFO. “Throughout the pandemic, we’ve prioritized the safety of our people, the needs of our customers and the strength of our balance sheet, and that helped us post a solid quarter.” In North America , Ford’s automotive business gained one point of market share; in the U.S., F-Series trucks picked up 1.7 points of share, to more than 35%. The regional mix of popular and profitable Ford trucks and vans reached 57%, while volumes of sedans continued to trend deliberately lower. Ford’s Europe business continued to derive benefits from its restructuring program, and is on track to deliver a cumulative $1 billion reduction in structural costs since 2018. SUVs accounted for more than 30% of Ford’s vehicle mix in Europe, nearly nine points higher than in the same quarter a year earlier. The regional business would have been profitable in the third quarter excluding effects associated with a supplier-quality issue with the new Kuga plug-in hybrid electric vehicle, among them the expense for CO 2 pooling to comply with European emissions regulations. 2

Regional Highlights Wholesale product shipments in China were up 22% as the company’s mix of SUVs increased 13 points, to 36%. That strength was driven by locally built versions of the Explorer, Escape, and the luxury Lincoln Aviator and Corsair, and represented the third quarter in a row of year- over-year gains in market share. It also was the second straight quarter of EBIT improvement. In South America , Ford posted its fourth straight year-over-year improvement in quarterly EBIT, with pricing increases and cost reductions helping to mitigate pressures from inflation and currency. The International Markets Group was profitable despite pandemic-related industry declines in vehicle shipments. In the fourth quarter, Ford is launching the next three in a game-changing series of all-new vehicles : F-150 , including a hybrid electric-powered version; Bronco Sport , ahead of the return of the reimagined full-size Bronco next year; and the all-electric Mustang Mach-E . With software and hardware engineering, suppliers and manufacturing for all of them “go,” the three vehicles are now coming off production lines. Farley said electric vehicles are fundamental to the company’s future across its lineup – including in commercial vehicles, and the Lincoln line. Ford will reveal a new, all-electric Transit van for global markets in November. “By the end of the year, customers will be able to choose from 12 hybrid and fully electric vehicles around the globe and there is much more to come, including developing a complete EV ecosystem,” he said. “We intend to set Ford apart in EVs with capabilities that reach across our 3 product portfolio, like an all-electric F-150 in 2022 that will be a rugged and affordable work pickup, not just a lifestyle vehicle."

In the third quarter, **Ford Mobility**, which is building fourth-generation autonomous test vehicles with the latest self-driving technology, produced its first AV-related revenue from a fleet operations pilot in Austin, Texas. At the same time, the company is strategically expanding its Spin scooter business in the U.S., U.K. and Germany.

Ford Credit's quarterly earnings before taxes were its highest since 2005, up one-third to $1.1 billion and contributing to a continued strong balance sheet. Besides its financial contributions, Farley said Ford Credit's closeness and insight to customers is a "secret weapon," providing additional reasons for those customers to choose and stay with Ford. During the pandemic, Ford Credit has provided options for deferring vehicle payments and other programs, and incentives to come into showrooms or shop online.

Outlook

Ford's current expectations for the fourth quarter include:

- Lower wholesale shipments of F-150 – about 100,000 units – reflecting a measured production ramp-up to assure a high-quality launch of the 2021 model
- Sequentially higher structural and other costs related to manufacturing launches of Mustang Mach-E and Bronco Sport, advertising launch activities for new products, including the Bronco brand, higher material and other costs, and
- Sequentially lower EBT from Ford Credit.

Taken together, Ford anticipates fourth-quarter adjusted EBIT to be between break-even and a $500 million loss, down from both the third quarter and year-ago period. Based on that Q4 guidance, the company now expects adjusted company EBIT for full-year 2020 of $600 million to $1.1 billion.

The guidance assumes no meaningful change to the current economic environment, continued steady improvement in the stability of the global automotive supply base, and no significant post-Q3 pandemic-related disruptions to production or distribution.

Ford plans to report fourth-quarter 2020 financial results on Feb. 4.

# # #

About Ford Motor Company
Ford Motor Company (NYSE: F) is a global company based in Dearborn, Michigan. The company designs, manufactures, markets and services a full line of Ford cars, trucks, SUVs, electrified vehicles and Lincoln luxury vehicles, provides financial services through Ford Motor Credit Company and is pursuing leadership positions in electrification; mobility solutions, including self-driving services; and connected services. Ford employs approximately 187,000 people worldwide. For more information regarding Ford, its products and Ford Motor Credit Company, please visit corporate.ford.com.

Contacts:

Media	Equity Investment Community	Fixed Income Investment Community	Shareholder Inquiries
T.R. Reid	Lynn Antipas Tyson	Karen Rocoff	1.800.555.5259 or
1.313.319.6683	1.914.485.1150	1.313.621.0965	1.313.845.8540
treid22@ford.com	ltyson4@ford.com	krocoff@ford.com	stockinf@ford.com

4

Cautionary Note on Forward-Looking Statements Statements included or incorporated by reference herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on expectations, forecasts, and assumptions by our management and involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those stated, including, without limitation: • Ford and Ford Credit’s financial condition and results of operations have been and may continue to be adversely affected by public health issues, including epidemics or pandemics such as COVID-19; • Ford’s long-term competitiveness depends on the successful execution of global redesign and fitness actions; • Ford’s vehicles could be affected by defects that result in delays in new model launches, recall campaigns, or increased warranty costs; • Ford may not realize the anticipated benefits of existing or pending strategic alliances, joint ventures, acquisitions, divestitures, or new business strategies; • Operational systems, security systems, and vehicles could be affected by cyber incidents; • Ford’s production, as well as Ford’s suppliers’ production, could be disrupted by labor issues, natural or man-made disasters, financial distress, production difficulties, or other factors; • Ford’s ability to maintain a competitive cost structure could be affected by labor or other constraints; • Ford’s ability to attract and retain talented, diverse, and highly skilled employees is critical to its success and competitiveness; • Ford’s new and existing products and mobility services are subject to market acceptance; • Ford’s results are dependent on sales of larger, more profitable vehicles, particularly in the United States; • With a global footprint, Ford’s results could be adversely affected by economic, geopolitical, protectionist trade policies, or other events, including tariffs and Brexit; • Industry sales volume in any of our key markets can be volatile and could decline if there is a financial crisis, recession, or significant geopolitical event; • Ford may face increased price competition or a reduction in demand for its products resulting from industry excess capacity, currency fluctuations, competitive actions, or other factors; • Fluctuations in commodity prices, foreign currency exchange rates, interest rates, and market value of our investments can have a significant effect on results; • Ford and Ford Credit’s access to debt, securitization, or derivative markets around the world at competitive rates or in sufficient amounts could be affected by credit rating downgrades, market volatility, market disruption, regulatory requirements, or other factors; • Ford’s receipt of government incentives could be subject to reduction, termination, or clawback; • Ford Credit could experience higher-than-expected credit losses, lower-than-anticipated residual values, or higher-than- expected return volumes for leased vehicles; • Economic and demographic experience for pension and other postretirement benefit plans (e.g., discount rates or investment returns) could be worse than Ford has assumed; • Pension and other postretirement liabilities could adversely affect Ford’s liquidity and financial condition; • Ford could experience unusual or significant litigation, governmental investigations, or adverse publicity arising out of alleged defects in products, perceived environmental impacts, or otherwise; • Ford may need to substantially modify its product plans to comply with safety, emissions, fuel economy, autonomous vehicle, and other regulations that may change in the future; • Ford and Ford Credit could be affected by the continued development of more stringent privacy, data use, and data protection laws and regulations as well as consumer expectations for the safeguarding of personal information; and • Ford Credit could be subject to new or increased credit regulations, consumer protection regulations, or other regulations. We cannot be certain that any expectation, forecast, or assumption made in preparing forward-looking statements will prove accurate, or that any projection will be realized. It is to be expected that there may be differences between projected and actual results. Our forward-looking statements speak only as of the date of their initial issuance, and we do not undertake any obligation to update or revise publicly any forward-looking statement, whether as a result of new information, future events, or otherwise. For additional discussion, see “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019, as updated by our subsequent filings with the Securities and Exchange Commission. 5

Conference Call Details Ford Motor Company (NYSE:F) and Ford Motor Credit Company released their 2020 third-quarter financial results at 4:05 p.m. ET on Wednesday, Oct. 28. Following the release, Jim Farley, Ford president and chief executive officer; John Lawler, Ford chief financial officer; and Marion Harris, CEO, Ford Motor Credit, will host a conference call at 5:00 p.m. ET to discuss the results. The presentation and supporting materials will be available at shareholder.ford.com . Representatives of the investment community will have the opportunity to ask questions on the call. Ford Third-Quarter Earnings Call: 5:00 p.m. ET, Wednesday, Oct. 28 Toll-Free: 877.870.8664 International: +1.970.297.2423 Passcode: Ford Earnings Web: shareholder.ford.com Replay Available after 8:00 p.m. ET on Oct. 28 through Nov. 4 Web: shareholder.ford.com Toll-Free: 855.859.2056 International: +1.404.537.3406 Conference ID: 9677173 The following applies to the information throughout this release: • See tables later in this release for the nature and amount of special items, and reconciliations of the non-GAAP financial measures designated as “adjusted” to the most comparable financial measures calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). • Wholesale unit sales and production volumes include Ford brand and Jiangling Motors Corporation (“JMC”) brand vehicles produced and sold in China by our unconsolidated affiliates; revenue does not include these sales. See materials supporting the Oct. 28, 2020, conference call at shareholder.ford.com for further discussion of wholesale unit volumes. 6

FORD MOTOR COMPANY AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (in millions) For the periods ended September 30, 2019 2020 First Nine Months (unaudited) Cash flows from operating activities Net income/(loss) $ 1,756 $ 1,515 Depreciation and tooling amortization 7,310 6,670 Other amortization (891) (938) Held-for-sale impairment charges 799 21 Provision for credit and insurance losses 292 866 Pension and other post-retirement employee benefits (“OPEB”) expense/(income) 401 (454) Equity investment dividends received in excess of (earnings)/losses 73 132 Foreign currency adjustments 49 (216) Net (gain)/loss on changes in investments in affiliates (46) (3,483) Stock compensation 238 170 Provision for deferred income taxes (403) 978 Decrease/(Increase) in finance receivables (wholesale and other) 2,792 11,006 Decrease/(Increase) in accounts receivable and other assets (1,023) 74 Decrease/(Increase) in inventory (1,790) (202) Increase/(Decrease) in accounts payable and accrued and other liabilities 5,226 3,858 Other (44) (267) Net cash provided by/(used in) operating activities 14,739 19,730 Cash flows from investing activities Capital spending (5,358) (4,211) Acquisitions of finance receivables and operating leases (41,142) (43,473) Collections of finance receivables and operating leases 37,854 36,536 Proceeds from sale of business — 1,340 Purchases of marketable securities and other investments (12,367) (27,401) Sales and maturities of marketable securities and other investments 12,532 24,402 Settlements of derivatives 163 (407) Other (53) 344 Net cash provided by/(used in) investing activities (8,371) (12,870) Cash flows from financing activities Cash payments for dividends and dividend equivalents (1,794) (596) Purchases of common stock (237) — Net changes in short-term debt (1,094) (2,815) Proceeds from issuance of long-term debt 35,705 54,325 Principal payments on long-term debt (34,847) (50,641) Other (173) (242) Net cash provided by/(used in) financing activities (2,440) 31 Effect of exchange rate changes on cash, cash equivalents, and restricted cash (154) (160) Net increase/(decrease) in cash, cash equivalents, and restricted cash $ 3,774 $ 6,731 Cash, cash equivalents, and restricted cash at beginning of period $ 16,907 $ 17,741 Net increase/(decrease) in cash, cash equivalents, and restricted cash 3,774 6,731 Cash, cash equivalents, and restricted cash at end of period $ 20,681 $ 24,472 7

FORD MOTOR COMPANY AND SUBSIDIARIES CONSOLIDATED INCOME STATEMENTS (in millions, except per share amounts) For the periods ended September 30, 2019 2020 2019 2020 Third Quarter First Nine Months (unaudited) Revenues Automotive $ 33,931 $ 34,707 $ 106,928 $ 82,669 Ford Credit 3,045 2,774 9,231 8,480 Mobility 14 20 26 43 Total revenues 36,990 37,501 116,185 91,192 Costs and expenses Cost of sales 32,282 31,223 99,881 79,677 Selling, administrative, and other expenses 2,601 2,266 8,169 6,663 Ford Credit interest, operating, and other expenses 2,368 1,661 7,104 6,818 Total costs and expenses 37,251 35,150 115,154 93,158 Operating income/(loss) (261) 2,351 1,031 (1,966) Interest expense on Automotive debt 262 487 723 1,140 Interest expense on Other debt 14 11 42 35 Other income/(loss), net 534 845 1,434 5,843 Equity in net income/(loss) of affiliated companies (16) 58 96 (8) Income/(Loss) before income taxes (19) 2,756 1,796 2,694 Provision for/(Benefit from) income taxes (442) 366 40 1,179 Net income/(loss) 423 2,390 1,756 1,515 Less: Income/(Loss) attributable to noncontrolling interests (2) 5 37 6 Net income/(loss) attributable to Ford Motor Company $ 425 $ 2,385 $ 1,719 $ 1,509 EARNINGS PER SHARE ATTRIBUTABLE TO FORD MOTOR COMPANY COMMON AND CLASS B STOCK Basic income/(loss) $ 0.11 $ 0.60 $ 0.43 $ 0.38 Diluted income/(loss) 0.11 0.60 0.43 0.38 Weighted-average shares used in computation of earnings per share Basic shares 3,970 3,976 3,976 3,971 Diluted shares 4,007 4,005 4,006 3,997 8

FORD MOTOR COMPANY AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (in millions) December 31, September 30, 2019 2020 (unaudited) ASSETS Cash and cash equivalents $ 17,504 $ 24,263 Marketable securities 17,147 20,568 Ford Credit finance receivables, net of allowance for credit losses of $162 and $394 53,651 41,847 Trade and other receivables, less allowances of $63 and $80 9,237 10,114 Inventories 10,786 10,583 Assets held for sale 2,383 676 Other assets 3,339 3,714 Total current assets 114,047 111,765 Ford Credit finance receivables, net of allowance for credit losses of $351 and $920 53,703 55,659 Net investment in operating leases 29,230 27,895 Net property 36,469 36,118 Equity in net assets of affiliated companies 2,519 4,741 Deferred income taxes 11,863 10,907 Other assets 10,706 12,858 Total assets $ 258,537 $ 259,943 LIABILITIES Payables $ 20,673 $ 21,466 Other liabilities and deferred revenue 22,987 20,293 Automotive debt payable within one year 1,445 1,368 Ford Credit debt payable within one year 52,371 49,447 Other debt payable within one year 130 180 Liabilities held for sale 526 405 Total current liabilities 98,132 93,159 Other liabilities and deferred revenue 25,324 26,826 Automotive long-term debt 13,233 22,363 Ford Credit long-term debt 87,658 83,626 Other long-term debt 470 291 Deferred income taxes 490 517 Total liabilities 225,307 226,782 EQUITY Common Stock, par value $0.01 per share (4,025 million shares issued of 6 billion authorized) 40 40 Class B Stock, par value $0.01 per share (71 million shares issued of 530 million authorized) 1 1 Capital in excess of par value of stock 22,165 22,262 Retained earnings 20,320 21,031 Accumulated other comprehensive income/(loss) (7,728) (8,613) Treasury stock (1,613) (1,596) Total equity attributable to Ford Motor Company 33,185 33,125 Equity attributable to noncontrolling interests 45 36 Total equity 33,230 33,161 Total liabilities and equity $ 258,537 $ 259,943 9

SUPPLEMENTAL INFORMATION

The tables below provide supplemental consolidating financial information. Company excluding Ford Credit includes our Automotive and Mobility reportable segments, Corporate Other, Interest on Debt, and Special Items. Eliminations, where presented, primarily represent eliminations of intersegment transactions and deferred tax netting.

Selected Cash Flow Information. The following tables provide supplemental cash flow information (in millions):

	For the period ended September 30, 2020			
	First Nine Months			
Cash flows from operating activities	**Company excluding Ford Credit**	**Ford Credit**	**Eliminations**	**Consolidated**
Net income/(loss)	$ 228	$ 1,287	$ —	$ 1,515
Depreciation and tooling amortization	4,065	2,605	—	6,670
Other amortization	58	(996)	—	(938)
Held-for-sale impairment charges	21	—	—	21
Provision for credit and insurance losses	19	847	—	866
Pension and OPEB expense/(income)	(454)	—	—	(454)
Equity investment dividends received in excess of (earnings)/losses	144	(12)	—	132
Foreign currency adjustments	(153)	(63)	—	(216)
Net (gain)/loss on changes in investments in affiliates	(3,479)	(4)	—	(3,483)
Stock compensation	165	5	—	170
Provision for deferred income taxes	744	234	—	978
Decrease/(Increase) in finance receivables (wholesale and other)	—	11,006	—	11,006
Decrease/(Increase) in intersegment receivables/payables	396	(396)	—	—
Decrease/(Increase) in accounts receivable and other assets	82	(8)	—	74
Decrease/(Increase) in inventory	(202)	—	—	(202)
Increase/(Decrease) in accounts payable and accrued and other liabilities	4,056	(198)	—	3,858
Other	(308)	41	—	(267)
Interest supplements and residual value support to Ford Credit	(3,359)	3,359	—	—
Net cash provided by/(used in) operating activities	$ 2,023	$ 17,707	$ —	$ 19,730

Cash flows from investing activities	**Company excluding Ford Credit**	**Ford Credit**	**Eliminations**	**Consolidated**
Capital spending	$ (4,182)	$ (29)	$ —	$ (4,211)
Acquisitions of finance receivables and operating leases	—	(43,473)	—	(43,473)
Collections of finance receivables and operating leases	—	36,536	—	36,536
Proceeds from sale of business	—	1,340		1,340
Purchases of marketable and other investments	(20,444)	(6,957)	—	(27,401)
Sales and maturities of marketable securities and other investments	18,373	6,029	—	24,402
Settlements of derivatives	(300)	(107)	—	(407)
Other	344	—	—	344
Investing activity (to)/from other segments	1,125	110	(1,235)	—
Net cash provided by/(used in) investing activities	$ (5,084)	$ (6,551)	$ (1,235)	$ (12,870)

Cash flows from financing activities	**Company excluding Ford Credit**	**Ford Credit**	**Eliminations**	**Consolidated**
Cash payments for dividends and dividend equivalents	$ (596)	$ —	$ —	$ (596)
Purchases of common stock	—	—	—	—
Net changes in short-term debt	516	(3,331)	—	(2,815)
Proceeds from issuance of long-term debt	24,157	30,168	—	54,325
Principal payments on long-term debt	(15,834)	(34,807)	—	(50,641)
Other	(163)	(79)	—	(242)
Financing activity to/(from) other segments	(110)	(1,125)	1,235	—
Net cash provided by/(used in) financing activities	$ 7,970	$ (9,174)	$ 1,235	$ 31
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	$ (162)	$ 2	$ —	$ (160)

10

Selected Income Statement Information. The following table provides supplemental income statement information (in millions):

	For the period ended September 30, 2020					
	Third Quarter					
	Company excluding Ford Credit					
	Automotive	Mobility	Other (a)	Subtotal	Ford Credit	Consolidated
Revenues	$ 34,707	$ 20	$ —	$ 34,727	$ 2,774	$ 37,501
Total costs and expenses	32,839	277	373	33,489	1,661	35,150
Operating income/(loss)	1,868	(257)	(373)	1,238	1,113	2,351
Interest expense on Automotive debt	—	—	487	487	—	487
Interest expense on Other debt	—	—	11	11	—	11
Other income/(loss), net	661	34	144	839	6	845
Equity in net income/(loss) of affiliated companies	115	(58)	(3)	54	4	58
Income/(Loss) before income taxes	2,644	(281)	(730)	1,633	1,123	2,756
Provision for/(Benefit from) income taxes	412	(69)	(241)	102	264	366
Net income/(loss)	2,232	(212)	(489)	1,531	859	2,390
Less: Income/(Loss) attributable to noncontrolling interests	5	—	—	5	—	5
Net income/(loss) attributable to Ford Motor Company	$ 2,227	$ (212)	$ (489)	$ 1,526	$ 859	$ 2,385

	For the period ended September 30, 2020					
	First Nine Months					
	Company excluding Ford Credit					
	Automotive	Mobility	Other (a)	Subtotal	Ford Credit	Consolidated
Revenues	$ 82,669	$ 43	$ —	$ 82,712	$ 8,480	$ 91,192
Total costs and expenses	84,248	1,019	1,073	86,340	6,818	93,158
Operating income/(loss)	(1,579)	(976)	(1,073)	(3,628)	1,662	(1,966)
Interest expense on Automotive debt	—	—	1,140	1,140	—	1,140
Interest expense on Other debt	—	—	35	35	—	35
Other income/(loss), net	1,898	99	3,824	5,821	22	5,843
Equity in net income/(loss) of affiliated companies	59	(70)	(9)	(20)	12	(8)
Income/(Loss) before income taxes	378	(947)	1,567	998	1,696	2,694
Provision for/(Benefit from) income taxes	(289)	(228)	1,287	770	409	1,179
Net income/(loss)	667	(719)	280	228	1,287	1,515
Less: Income/(Loss) attributable to noncontrolling interests	6	—	—	6	—	6
Net income/(loss) attributable to Ford Motor Company	$ 661	$ (719)	$ 280	$ 222	$ 1,287	$ 1,509

(a) Other includes Corporate Other, Interest on Debt, and Special Items.

11

Selected Balance Sheet Information. The following tables provide supplemental balance sheet information (in millions):

	September 30, 2020			
Assets	Company excluding Ford Credit	Ford Credit	Eliminations	Consolidated
Cash and cash equivalents	$ 13,185	$ 11,078	$ —	$ 24,263
Marketable securities	16,320	4,248	—	20,568
Ford Credit finance receivables, net	—	41,847	—	41,847
Trade and other receivables, net	3,338	6,776	—	10,114
Inventories	10,583	—	—	10,583
Assets held for sale	638	38	—	676
Other assets	2,045	1,669	—	3,714
Receivable from other segments	180	2,485	(2,665)	—
Total current assets	46,289	68,141	(2,665)	111,765
Ford Credit finance receivables, net	—	55,659	—	55,659
Net investment in operating leases	1,288	26,607	—	27,895
Net property	35,905	213	—	36,118
Equity in net assets of affiliated companies	4,619	122	—	4,741
Deferred income taxes	13,091	151	(2,335)	10,907
Other assets	9,979	2,879	—	12,858
Receivable from other segments	8	27	(35)	—
Total assets	$ 111,179	$ 153,799	$ (5,035)	$ 259,943

Liabilities	Company excluding Ford Credit	Ford Credit	Eliminations	Consolidated
Payables	$ 20,412	$ 1,054	$ —	$ 21,466
Other liabilities and deferred revenue	18,812	1,481	—	20,293
Automotive debt payable within one year	1,368	—	—	1,368
Ford Credit debt payable within one year	—	49,447	—	49,447
Other debt payable within one year	180	—	—	180
Liabilities held for sale	405	—	—	405
Payable to other segments	2,665	—	(2,665)	—
Total current liabilities	43,842	51,982	(2,665)	93,159
Other liabilities and deferred revenue	25,650	1,176	—	26,826
Automotive long-term debt	22,363	—	—	22,363
Ford Credit long-term debt	—	83,626	—	83,626
Other long-term debt	291	—	—	291
Deferred income taxes	121	2,731	(2,335)	517
Payable to other segments	35	—	(35)	—
Total liabilities	$ 92,302	$ 139,515	$ (5,035)	$ 226,782

12

Non-GAAP Financial Measures That Supplement GAAP Measures We use both GAAP and non-GAAP financial measures for operational and financial decision making, and to assess Company and segment business performance. The non-GAAP measures listed below are intended to be considered by users as supplemental information to their equivalent GAAP measures, to aid investors in better understanding our financial results. We believe that these non-GAAP measures provide useful perspective on underlying business results and trends, and a means to assess our period-over- period results. These non-GAAP measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP measures may not be the same as similarly titled measures used by other companies due to possible differences in method and in items or events being adjusted. • Company Adjusted EBIT (Most Comparable GAAP Measure: Net income attributable to Ford) – Earnings Before Interest and Taxes (EBIT) excludes interest on debt (excl. Ford Credit Debt), taxes and pre-tax special items. This non-GAAP measure is useful to management and investors because it allows users to evaluate our operating results aligned with industry reporting. Pre-tax special items consist of (i) pension and OPEB remeasurement gains and losses, (ii) significant personnel expenses, dealer-related costs, and facility-related charges stemming from our efforts to match production capacity and cost structure to market demand and changing model mix, and (iii) other items that we do not necessarily consider to be indicative of earnings from ongoing operating activities. When we provide guidance for adjusted EBIT, we do not provide guidance on a net income basis because the GAAP measure will include potentially significant special items that have not yet occurred and are difficult to predict with reasonable certainty prior to year-end, including pension and OPEB remeasurement gains and losses. • Company Adjusted EBIT Margin (Most Comparable GAAP Measure: Company Net Income Margin) – Company Adjusted EBIT Margin is Company Adjusted EBIT divided by Company revenue. This non-GAAP measure is useful to management and investors because it allows users to evaluate our operating results aligned with industry reporting. • Adjusted Earnings Per Share (Most Comparable GAAP Measure: Earnings Per Share) – Measure of Company’s diluted net earnings per share adjusted for impact of pre-tax special items (described above), tax special items and restructuring impacts in noncontrolling interests. The measure provides investors with useful information to evaluate performance of our business excluding items not indicative of the underlying run rate of our business. When we provide guidance for adjusted earnings per share, we do not provide guidance on an earnings per share basis because the GAAP measure will include potentially significant special items that have not yet occurred and are difficult to predict with reasonable certainty prior to year- end, including pension and OPEB remeasurement gains and losses. • Adjusted Effective Tax Rate (Most Comparable GAAP Measure: Effective Tax Rate) – Measure of Company’s tax rate excluding pre-tax special items (described above) and tax special items. The measure provides an ongoing effective rate which investors find useful for historical comparisons and for forecasting. When we provide guidance for adjusted effective tax rate, we do not provide guidance on an effective tax rate basis because the GAAP measure will include potentially significant special items that have not yet occurred and are difficult to predict with reasonable certainty prior to year-end, including pension and OPEB remeasurement gains and losses. • Company Adjusted Free Cash Flow (FCF) (Most Comparable GAAP Measure: Net Cash Provided By / (Used In) Operating Activities) – Measure of Company’s operating cash flow excluding Ford Credit’s operating cash flows. The measure contains elements management considers operating activities, including Automotive and Mobility capital spending, Ford Credit distributions to its parent, and settlement of derivatives. The measure excludes cash outflows for funded pension contributions, global redesign (including separations), and other items that are considered operating cash flows under GAAP. This measure is useful to management and investors because it is consistent with management’s assessment of the Company’s operating cash flow performance. When we provide guidance for Company Adjusted FCF, we do not provide guidance for net cash provided by / (used in) operating activities because the GAAP measure will include items that are difficult to quantify or predict with reasonable certainty, including cash flows related to the Company's exposures to foreign currency exchange rates and certain commodity prices (separate from any related hedges), Ford Credit's operating cash flows, and cash flows related to special items, including separation payments, each of which individually or in the aggregate could have a significant impact to our net cash provided by / (used in) our operating activities. • Adjusted ROIC – Calculated as the sum of adjusted net operating profit after-cash tax from the last four quarters, divided by the average invested capital over the last four quarters. This calculation provides management and investors with useful information to evaluate the Company’s after-cash tax operating return on its invested capital for the period presented. Adjusted net operating profit after-cash tax measures operating results less special items, interest on debt (excl. Ford Credit Debt), and certain pension / OPEB costs. Average invested capital is the sum of average balance sheet equity, debt (excl. Ford Credit Debt), and net pension / OPEB liability. Note: Calculated results may not sum due to rounding 13

Net Income Reconciliation To Adjusted EBIT ($M)

	Q3 2019	Q3 2020	YTD 2019	YTD 2020	Memo: FY 2019
Net income / (loss) attributable to Ford (GAAP)	$ 425	$ 2,385	$ 1,719	$ 1,509	$ 47
Income / (Loss) attributable to noncontrolling interests	(2)	5	37	6	37
Net income / (loss)	$ 423	$ 2,390	$ 1,756	$ 1,515	$ 84
Less: (Provision for) / Benefit from income taxes	442	(366)	(40)	(1,179)	724
Income / (Loss) before income taxes	$ (19)	$ 2,756	$ 1,796	$ 2,694	$ (640)
Less: Special items pre-tax	(1,536)	(390)	(3,333)	2,803	(5,999)
Income / (Loss) before special items pre-tax	$ 1,517	$ 3,146	$ 5,129	$ (109)	$ 5,359
Less: Interest on debt	(276)	(498)	(765)	(1,175)	(1,020)
Adjusted EBIT (Non-GAAP)	$ 1,793	$ 3,644	$ 5,894	$ 1,066	$ 6,379
Memo:					
Revenue ($B)	$ 37.0	$ 37.5	$ 116.2	$ 91.2	$ 155.9
Net income margin (GAAP) (%)	1.1%	6.4%	1.5%	1.7%	0.0%
Adjusted EBIT margin (Non-GAAP) (%)	4.8%	9.7%	5.1%	1.2%	4.1%

Earnings Per Share Reconciliation To Adjusted Earnings Per Share

	Q3 2019	Q3 2020	YTD 2019	YTD 2020
Diluted After-Tax Results ($M)				
Diluted after-tax results (GAAP)	$ 425	$ 2,385	$ 1,719	$ 1,509
Less: Impact of pre-tax and tax special items	(931)	(231)	(2,505)	1,220
Less: Noncontrolling interests impact of Russia restructuring	-	-	(35)	-
Adjusted net income - diluted (Non-GAAP)	$ 1,356	$ 2,616	$ 4,259	$ 289
Basic and Diluted Shares (M)				
Basic shares (average shares outstanding)	3,970	3,976	3,976	3,971
Net dilutive options, unvested restricted stock units and restricted stock	37	29	30	26
Diluted shares	4,007	4,005	4,006	3,997
Earnings per share - diluted (GAAP)	$ 0.11	$ 0.60	$ 0.43	$ 0.38
Less: Net impact of adjustments	(0.23)	(0.05)	(0.63)	0.31
Adjusted earnings per share - diluted (Non-GAAP)	$ 0.34	$ 0.65	$ 1.06	$ 0.07

14

Effective Tax Rate Reconciliation To Adjusted Effective Tax Rate

	2020 Q3	2020 YTD	Memo: FY 2019
Pre-Tax Results ($M)			
Income / (Loss) before income taxes (GAAP)	$ 2,756	$ 2,694	$ (640)
Less: Impact of special items	(390)	2,803	(5,999)
Adjusted earnings before taxes (Non-GAAP)	$ 3,146	$ (109)	$ 5,359
Taxes ($M)			
(Provision for) / Benefit from income taxes (GAAP)	$ (366)	$ (1,179)	$ 724
Less: Impact of special items*	159	(1,583)	1,323
Adjusted (provision for) / benefit from income taxes (Non-GAAP)	$ (525)	$ 404	$ (599)
Tax Rate (%)			
Effective tax rate (GAAP)	13.3%	43.8%	113.1%
Adjusted effective tax rate (Non-GAAP)	16.7%	370.6%	11.2%

* Includes $(1,028)M year to date for the establishment of a valuation allowance on U.S. tax credits

Net Cash Provided By / (Used In) Operating Activities Reconciliation To Company Adjusted Free Cash Flow ($M)

	Q1 2019	Q2 2019	Q3 2019	Q4 2019	Q1 2020	Q2 2020	Q3 2020	YTD 2019	YTD 2020
Net cash provided by / (used in) operating activities (GAAP)	$ 3,544	$ 6,463	$ 4,732	$ 2,900	$ (473)	$ 9,115	$11,088	$14,739	$19,730
Less: Items Not Included in Company Adjusted Free Cash Flows									
Ford Credit operating cash flows	1,118	5,267	4,523	623	133	13,413	4,161	10,908	17,707
Funded pension contributions	(294)	(106)	(211)	(119)	(175)	(107)	(147)	(611)	(429)
Global Redesign (including separations)	(136)	(222)	(334)	(219)	(172)	(99)	(105)	(692)	(376)
Ford Credit tax payments / (refunds) under tax sharing agreement	98	-	-	293	475	569	300	98	1,344
Other, net	(120)	175	(124)	68	(15)	(178)	(431)	(69)	(624)
Add: Items Included in Company Adjusted Free Cash Flows									
Automotive and Mobility capital spending	(1,620)	(1,911)	(1,787)	(2,262)	(1,770)	(1,165)	(1,247)	(5,318)	(4,182)
Ford Credit distributions	675	650	1,100	475	275	275	575	2,425	1,125
Settlement of derivatives	(26)	86	16	31	(28)	64	(336)	76	(300)
Company Adjusted Free Cash Flow (Non-GAAP)	$ 1,907	$ 174	$ 207	$ 498	$ (2,242)	$ (5,309)	$ 6,302	$ 2,288	$ (1,249)

15

Adjusted ROIC ($B) Four Quarters Four Quarters Ending Q3 2019 Ending Q3 2020 ($B) ($B) Adjusted Net Operating Profit After Cash Tax Net income attributable to Ford $ 1.6 $ (0.2) Add: Noncontrolling interest 0.0 - Less: Income tax (0.1) (0.4) Add: Cash tax (0.7) (0.3) Less: Interest on debt (1.1) (1.4) Less: Total pension / OPEB income / (cost) (1.2) (1.8) Add: Pension / OPEB service costs (1.1) (1.1) Net operating profit after cash tax $ 2.3 $ 2.0 Less: Special items (excl. pension / OPEB) pre-tax (3.3) 2.3 Adj. net operating profit after cash tax $ 5.6 $ (0.3) Invested Capital Equity $ 35.4 $ 33.2 Redeemable noncontrolling interest - - Debt (excl. Ford Credit) 14.8 24.2 Net pension and OPEB liability 10.9 11.9 Invested capital (end of period) $ 61.1 $ 69.2 Average invested capital $ 62.1 $ 69.4 ROIC* 3.6% 2.9% Adjusted ROIC (Non-GAAP)** 9.0% (0.4)% * Calculated as the sum of net operating profit after cash tax from the last four quarters, divided by the average invested capital over the last four quarters ** Calculated as the sum of adjusted net operating profit after cash tax from the last four quarters, divided by the average invested capital over the last four quarters 16

Special Items ($B)

	Q3 2019	Q3 2020	YTD 2019	YTD 2020
Global Redesign				
Europe Excl. Russia	$ (0.2)	$ (0.2)	$ (1.0)	$ (0.4)
India	(0.8)	(0.0)	(0.8)	(0.0)
South America	(0.0)	(0.1)	(0.5)	(0.1)
Russia	0.0	0.0	(0.4)	0.0
China	(0.0)	(0.0)	(0.0)	(0.0)
Separations and Other (Not Included Above)	(0.0)	(0.0)	(0.1)	(0.0)
Subtotal Global Redesign	$ (1.0)	$ (0.3)	$ (2.8)	$ (0.5)
Other Items				
Gain on Transation with Argo AI and VW	$ -	$ -	$ -	$ 3.5
Other, Incl. Focus Cancellation, Transit Connect Customs Ruling*, NA Hourly Buyouts and Chariot	(0.2)	(0.0)	(0.3)	(0.2)
Subtotal Other Items	$ (0.2)	$ (0.0)	$ (0.3)	$ 3.2
Pension and OPEB Gain / (Loss)				
Pension and OPEB Remeasurement	$ (0.3)	$ (0.1)	$ (0.3)	$ 0.1
Pension Settlements and Curtailments	-	(0.0)	-	(0.0)
Subtotal Pension and OPEB Gain / (Loss)	$ (0.3)	$ (0.1)	$ (0.3)	$ 0.1
Total EBIT Special Items	$ (1.5)	$ (0.4)	$ (3.3)	$ 2.8
Cash Effects of Global Redesign (Incl. Separations)	$ (0.3)	$ (0.1)	$ (0.7)	$ (0.4)

* Transit Connect $(0.2)B impact accrued in Q3 2019; paid in 2H 2020

17

FORD MOTOR CREDIT COMPANY LLC AND SUBSIDIARIES CONSOLIDATED INCOME STATEMENTS (in millions) For the periods ended September 30, 2019 2020 2019 2020 Third Quarter First Nine Months (unaudited) Financing revenue Operating leases $ 1,480 $ 1,407 $ 4,429 $ 4,267 Retail financing 987 1,008 2,958 2,925 Dealer financing 534 345 1,738 1,171 Other financing 23 22 73 71 Total financing revenue 3,024 2,782 9,198 8,434 Depreciation on vehicles subject to operating leases (894) (537) (2,712) (2,579) Interest expense (1,081) (792) (3,316) (2,615) Net financing margin 1,049 1,453 3,170 3,240 Other revenue Insurance premiums earned 43 32 136 113 Fee based revenue and other 60 41 175 133 Total financing margin and other revenue 1,152 1,526 3,481 3,486 Expenses Operating expenses 350 311 1,064 978 Provision for credit losses 93 86 189 765 Insurance expenses 33 16 103 82 Total expenses 476 413 1,356 1,825 Other income/(loss), net 60 10 243 35 Income before income taxes 736 1,123 2,368 1,696 Provision for/(Benefit from) income taxes 165 264 581 409 Net income $ 571 $ 859 $ 1,787 $ 1,287 18

FORD MOTOR CREDIT COMPANY LLC AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (in millions) December 31, September 30, 2019 2020 (unaudited) ASSETS Cash and cash equivalents $ 9,067 $ 11,078 Marketable securities 3,296 4,248 Finance receivables, net Retail installment contracts, dealer financing, and other financing 106,131 97,021 Finance leases 8,186 7,843 Total finance receivables, net of allowance for credit losses of $513 and $1,314 114,317 104,864 Net investment in operating leases 27,659 26,617 Notes and accounts receivable from affiliated companies 863 1,017 Derivative financial instruments 1,128 2,524 Assets held-for-sale 1,698 38 Other assets 3,398 4,132 Total assets $ 161,426 $ 154,518 LIABILITIES Accounts payable Customer deposits, dealer reserves, and other $ 1,002 $ 1,064 Affiliated companies 421 687 Total accounts payable 1,423 1,751 Debt 140,029 133,073 Deferred income taxes 2,593 2,731 Derivative financial instruments 356 582 Liabilities held-for-sale 45 — Other liabilities and deferred revenue 2,633 2,097 Total liabilities 147,079 140,234 SHAREHOLDER’S INTEREST Shareholder’s interest 5,227 5,227 Accumulated other comprehensive income/(loss) (785) (808) Retained earnings 9,905 9,865 Total shareholder’s interest 14,347 14,284 Total liabilities and shareholder’s interest $ 161,426 $ 154,518 19

FORD MOTOR CREDIT COMPANY LLC AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (in millions) For the periods ended September 30, 2019 2020 First Nine Months (unaudited) Cash flows from operating activities Net Income $ 1,787 $ 1,287 Adjustments to reconcile net income to net cash provided in operations Provision for credit losses 189 765 Depreciation and amortization 3,306 3,150 Amortization of upfront interest supplements (1,605) (1,634) Net change in finance receivables held-for-sale — (74) Net change in deferred income taxes 137 234 Net change in other assets 58 (1,235) Net change in other liabilities 228 (205) All other operating activities 109 159 Net cash provided by/(used in) operating activities $ 4,209 $ 2,447 Cash flows from investing activities Purchases of finance receivables (28,449) (32,145) Principal collections of finance receivables 31,628 30,006 Purchases of operating lease vehicles (9,728) (8,523) Proceeds from termination of operating lease vehicles 7,135 7,227 Net change in wholesale receivables and other short-duration receivables 2,822 11,758 Proceeds from sale of business — 1,340 Purchases of marketable securities (4,438) (6,957) Proceeds from sales and maturities of marketable securities 2,322 6,029 Settlements of derivatives 87 (107) All other investing activities (41) 81 Net cash provided by/(used in) investing activities 1,338 8,709 Cash flows from financing activities Proceeds from issuances of long-term debt 33,423 30,168 Principal payments on long-term debt (33,216) (34,807) Change in short-term debt, net (1,190) (3,331) Cash distributions to parent (2,425) (1,125) All other financing activities (87) (79) Net cash provided by/(used in) financing activities (3,495) (9,174) Effect of exchange rate changes on cash, cash equivalents and restricted cash (93) 2 Net increase/(decrease) in cash, cash equivalents and restricted cash $ 1,959 $ 1,984 Cash, cash equivalents and restricted cash at beginning of period $ 9,747 $ 9,268 Net increase/(decrease) in cash, cash equivalents and restricted cash 1,959 1,984 Cash, cash equivalents and restricted cash at end of period $ 11,706 $ 11,252 20